Exhibit 99.8

Xanadu Quantum Technologies Limited

Xanadu Quantum Technologies Inc.
777 Bay Street, Suite 2400

Toronto, Ontario M5G 2C8

Canada

Tel: (416) 304-9629

February 13, 2026

VIA EDGAR

Division of Corporation Finance
Office of Technology
U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	Xanadu Quantum Technologies Limited Xanadu Quantum Technologies Inc. Registration Statement on Form F-4 (CIK No. 0002097163) Representation under Item 8.A.4 of Form 20-F (“Item 8.A.4”)

Ladies and Gentlemen:

Xanadu Quantum Technologies Limited, a company incorporated under the Business Corporations Act (Ontario) (the “Company”), a foreign private issuer, is making this representation in connection with the Company’s filing on the date hereof of its registration statement on Form F-4 (the “Registration Statement”) relating to a proposed business combination by and among the Company, Crane Harbor Acquisition Corp., a Cayman Islands exempted company (“Crane Harbor”), and Xanadu Quantum Technologies Inc., a corporation continued under the Business Corporations Act (Ontario) (“Old Xanadu”).

The Company has included in the Registration Statement (i) the Company’s audited financial statements as of October 2, 2025 (inception), (ii) Old Xanadu’s audited financial statements as of and for the year ended December 31, 2023 and December 31, 2024, (iii) Old Xanadu’s unaudited financial statements as of September 30, 2025 and for the three and nine months ended September 30, 2024 and September 30, 2025, (iv) Crane Harbor’s audited financial statements as of and for the year ended December 31, 2025, (v) Crane Harbor’s unaudited financial statements as of September 30, 2025 and for the three months ended September 30, 2025 and for the period from January 2, 2025 (inception) through September 30, 2025, and (vi) the Company’s unaudited condensed combined financial statements as of September 30, 2025 and for the year ended December 31, 2024.

Item 8.A.4 of Form 20-F states that in the case of a company’s initial public offering, the registration statement on Form F-4 must contain audited financial statements of a date not older than 12 months from the date of the offering unless a representation is made pursuant to Instruction 2 to Item 8.A.4. The Company and Old Xanadu are making this representation with respect to the audited financial statements of Old Xanadu pursuant to Instruction 2 to Item 8.A.4, which provides that a company may instead comply with the 15-month requirement “if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company and Old Xanadu hereby represent that:

1.	Old Xanadu is not currently a public reporting company in any jurisdiction and is not required by any jurisdiction outside the United States to have audited financial statements as of a date not older than 12 months from the date of filing the Registration Statement.

2.	Compliance with Item 8.A.4 at present is impracticable and involves undue hardship for Old Xanadu.

3.	At the time the Registration Statement is declared effective, the Registration Statement will have audited financial statements of Old Xanadu not older than fifteen months.

* * *

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this representation as of the date first above written.

Xanadu Quantum Technologies Limited

By:	/s/ Michael Trzupek
Name:	Michael Trzupek
Title:	Chief Financial Officer

Xanadu Quantum Technologies Inc.

By:	/s/ Michael Trzupek
Name:	Michael Trzupek
Title:	Chief Financial Officer

cc:	William I. Fradin – Chief Executive Officer, Crane Harbor Acquisition Corp.

Thomas C. Elliott – Chief Financial Officer, Crane Harbor Acquisition Corp.

Natalie Wilmore – Chief Legal Officer, Xanadu Quantum Technologies Inc.

Kristin VanderPas – Cooley LLP

Peter Byrne – Cooley LLP

Garth Osterman – Cooley LLP

Michael J. Blankenship – Winston & Strawn LLP

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